                                                                   EXHIBIT 23(c)





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 of our report dated November 6, 1995 covering the audited financial statements of Acuity Imaging, Inc. as of September 30, 1995 and December 31, 1994 and for the years then ended and our report dated February 4, 1994 covering the audited financial statements of Itran Corporation as of December 31, 1993 and for the year then ended, included in the Annual Report on Form 10-K of Robotic Vision Systems, Inc. and subsidiaries for the year ended September 30, 1995 and in Robotic Vision Systems, Inc.'s Registration Statement on Form S-3 dated January 12, 1996 relating to the International Data Matrix, Inc. Merger and to all references to our firm included in this Registration Statement.


                                             /s/ Arthur Andersen LLP
                                             ARTHUR ANDERSEN LLP



Boston, Massachusetts
April 29, 1996